   As filed with the Securities and Exchange Commission on September _, 2004.
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------


                                BRIGHTPOINT, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

            Indiana                                    35-1778566
--------------------------------           ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


    501 Airtech Parkway, Plainfield, Indiana                      46168
    ----------------------------------------                    ----------
    (Address of principal executive offices)                    (Zip Code)

                 Brightpoint, Inc. 2004 Long-Term Incentive Plan
                 -----------------------------------------------
                            (Full title of the plan)

        Robert J. Laikin, Chairman of the Board, Chief Executive Officer
                                Brightpoint, Inc.
                               501 Airtech Parkway
                            Plainfield, Indiana 46168
                     (Name and address of agent for service)

                                 (317) 707-2355
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                                 Blank Rome LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                                             Maximum            Proposed
                                                             Aggregate          Maximum
Title of Securities to           Amount to be                Offering Price     Aggregate                   Amount of
be Registered                    Registered (1)              Per Share(2)       Offering Price (2)          Registration Fee
-------------                    --------------              ------------       ------------------          ----------------
Common Stock, par               1,500,000 shares             $13.51              $20,265,000                 $2,567.58
value $.01 per share
Preferred Stock                         (3)                     (3)                   (3)                       (3)
Purchase Rights

         (1) In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement also registers an indeterminate number of shares of the Registrant's common stock which may become issuable pursuant to the anti-dilution provisions of the Registrant's 2004 Long-Term Incentive Plan (the "Plan").

         (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act, based upon the average of the high and low sales prices of the Registrant's common stock as reported by Nasdaq on September 1, 2004.

         (3) The Registration Statement also covers rights to purchase shares of a Series A Preferred Stock, no stated value, which are attached to and trade with the Common Stock. No additional considerations will be received by Registrant for the rights registered hereby.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

         2.       Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2004.

         3.       Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2004.

         4.       Current Report on Form 8-K for the event dated February 5,
                  2004.

         5. Amendment to Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

         6. Amendment to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

         7.       Current Report on Form 8-K for the event dated March 18, 2004.

         8.       Current Report on Form 8-K for the event dated April 12, 2004.

         9. Certification of Termination of Registration on Form 15 dated May 11, 2004.

         10.      Current Report on Form 8-K for the event dated June 3, 2004.

         11.      Current Report on Form 8-K for the event dated June 4, 2004.

         12. The description of the registrant's common stock contained in its Registration Statement on Form 8-A together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description.

         13. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

         Any reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable

Item 6.  Indemnification of Directors and Officers.

         The Indiana Business Corporation Law ("IBCL") provide that a corporation may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the corporation) because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the individual must have also had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. In addition, Section 23-1-37-9 and Section 23-1-37-13 provide that a corporation, unless limited by its articles of incorporation, must indemnity a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

         Section 23-1-35-1(e) of the IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 and the breach or failure to perform constitutes willful misconduct or recklessness. Subject to this standard, Section 23-1-35- 4 provides that a director who votes or assents to distributions in violation of the IBCL or the articles of incorporation is personally liable to the corporation for the amount of the illegal distribution and is entitled to contribution from the other directors who voted for or assented to such distribution and the shareholders who received the distribution.

         Article VI of the registrant's Articles of Incorporation outlines the necessary factors for compliance with Section 23-1-35-1 of the IBCL. In addition, Article VII of the registrant's Articles of Incorporation and
         Article XX of the By-Laws of the registrant provide in substance that, to the fullest extent permitted by Indiana law, each director and officer shall be indemnified by the registrant against reasonable costs and expenses, including attorneys fees, and any liabilities which may be incurred in connection with any action to which he may be made a party by reason of having been a director or officer of the registrant. The indemnification provided by the registrant's By-Laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

         The registrant has also entered into certain agreements wherein it has agreed, subject to certain limitations, to indemnify its officers and directors for judgments, fines, assessments, interest and other charges they may incur as a party, witness or other participant in any threatened, pending or completed actions, suits or proceeding by reason of their acting as an officer, director, employee or agent of the registrant or any of its subsidiaries, provided that the indemnified party acted in good faith in a manner such person believed to be in or not opposed to the best interests of the registrant and, with respect to certain matters, had no reasonable cause to believe that his conduct was unlawful. The agreements also provide that upon a "change of control" of the registrant, as defined in the agreements, the registrant will be required to designate and set aside certain funds for possible future payments of the indemnified parties pursuant to the agreements.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Registrant maintains directors' and officers' liability insurance, the effect of which is to indemnify directors and officers of Registrant and its subsidiaries against certain losses.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

         Exhibit No.     Description

         5               Opinion of Baker & Daniels

         23.1            Consent of Ernst & Young LLP

         23.2            Consent of Baker & Daniels (included in Exhibit 5)

         24.1 Power of Attorney (included on the Signature Page of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plainfield, state of Indiana, on the day of September 2004.

                                          BRIGHTPOINT, INC.


                                          By:  /s/ ROBERT J. LAIKIN
                                              ---------------------------------
                                                     Robert J. Laikin
                                                   Chairman of the Board and
                                                     Chief Executive Officer

         Each person whose signature appears below authorizes each of Robert J. Laikin and J. Mark Howell, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Brightpoint, Inc. including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   Signature                                        Title                                   Date
                   ---------                                        -----                                   ----

/s/ ROBERT J. LAIKIN                            Chairman of the Board and Chief                           September 2, 2004
-----------------------------                   Executive Officer
Robert J. Laikin

/s/ J. MARK HOWELL                              President                                                 September 2, 2004
-----------------------------
J. Mark Howell

/s/ FRANK TERENCE                               Chief Financial Officer and Treasurer                     September 2, 2004
-----------------------------                   (Principal Financial Officer)
Frank Terence

/s/ LISA M. KELLEY                              Senior Vice President, Corporate Controller               September 2, 2004
-----------------------------                   and Chief Accounting Officer
Lisa M. Kelley

/s/ CATHERINE M. DALTON                         Director                                                  September 2, 2004
-----------------------------
Catherine M. Dalton

/s/ ELIZA HERMANN                               Director                                                  September 2, 2004
-----------------------------
Eliza Hermann

/s/ V. WILLIAM HUNT                             Director                                                  September 2, 2004
-----------------------------
V. William Hunt

/s/ MARISA E. PRATT                             Director                                                  September 2, 2004
-----------------------------
Marisa E. Pratt

/s/ RICHARD W. ROEDEL                           Director                                                  September 2, 2004
-----------------------------
Richard W. Roedel

/s/ JERRE L. STEAD                              Director                                                  September 2, 2004
-----------------------------
Jerre L. Stead

/s/ STEPHEN H. SIMON                            Director                                                  September 2, 2004
-----------------------------
Stephen H. Simon

/s/ ROBERT F. WAGNER                            Director                                                  September 2, 2004
-----------------------------
Robert F. Wagner

                                  Exhibit Index


Exhibit No.                                  Description

5                         Opinion of Baker & Daniels
23.1                      Consent of Ernst & Young LLP
23.2                      Consent of Baker & Daniels (included in Exhibit 5)
24.1                      Power of Attorney (included on Signature Page of the
                          Registration Statement)